Exhibit 99.1

Dime Community Bancshares, Inc. Announces the Pricing of $115 Million Subordinated Debt Offering

BROOKLYN, N.Y., June 8, 2017 (GLOBE NEWSWIRE) — Dime Community Bancshares, Inc. (the “Company”) (NASDAQ: DCOM), the holding company for Dime Community Bank (the “Bank”), today announced that it has priced an underwritten public offering of $115 million aggregate principal amount of its fixed-to-floating rate subordinated notes (the “Notes”) due June 15, 2027. The Notes will initially bear a fixed interest rate of 4.50% per year. Commencing on June 15, 2022, the interest rate on the Notes will reset on a quarterly basis to the three-month LIBOR rate plus a spread of 266 basis points, payable quarterly in arrears. The offering is expected to close on June 13, 2017, subject to the satisfaction of customary closing conditions.  The Company plans to use the net proceeds from the offering to redeem the $70.7 million of trust preferred securities currently paying a 7.00% annual coupon (expected in the third quarter) of Dime Community Capital Trust I and for general corporate purposes, including the payment of dividends and funding potential strategic growth opportunities, including, but not limited to, acquisitions.

Sandler O’Neill + Partners, L.P. is acting as the sole book-running manager and Piper Jaffray & Co. is acting as co-manager for the offering.  Luse Gorman, PC is serving as outside legal counsel to the Company.  Kilpatrick Townsend & Stockton LLP is serving as outside legal counsel to the underwriters.

The Notes will be issued pursuant to an effective shelf registration statement (File No. 333-207228) (including base prospectus) and, in each case, a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

Copies of the preliminary prospectus supplement and the base prospectus, as well as the final prospectus supplement, when available, can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, (866) 805-4128.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Notes is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Dime Community Bancshares, Inc.
The Company had $6.10 billion in consolidated assets as of March 31, 2017, and is the parent company of the Bank. The Bank was founded in 1864, is headquartered in Brooklyn, New York, and currently has twenty-seven branches located throughout Brooklyn, Queens, the Bronx and Nassau County, New York. More information on the Company and the bank can be found on Dime’s website at www.dime.com.

Forward Looking Statements
This document contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or words of similar meaning. These forward-looking statements are based on current beliefs and expectations of Dime Community Bancshares, Inc.’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond its control and could cause actual conditions or results to differ materially from those expressed or implied by forward-looking statements. We can give no assurance that our plans, intentions or expectations, as reflected in these forward-looking statements, will be achieved or realized. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016. We assume no obligation to update any forward-looking statement at any time.

Contact:
Avinash Reddy
SVP – Corporate Development & Treasurer
718-782-6200 extension 5909